UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 17, 2005

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina              29601

          (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 6, 2005, The South Financial Group, Inc. (“TSFG”) completed its acquisition of Pointe Financial Corporation (“PNTE”). The election deadline for the election procedure associated with the acquisition was May 9, 2005. Under the election procedure, shareholders could elect to receive their merger consideration in the form of (1) all cash, (2) all stock, or (3) a combination of cash and stock.

Subsequent to the election deadline, TSFG completed its analysis of all elections received. Elections were made for approximately 94.7% of all PNTE shares outstanding. All shareholders who made elections will receive the exact form of consideration requested (and no re-allocations were necessary).

PNTE shares converting into cash will receive $35.8442 per share. PNTE shares converting into TSFG common stock will convert on a basis of 1.3486 shares of TSFG common stock for each PNTE share. Shareholders who elected the combination of cash and stock will have 29.4% of their PNTE shares converted into cash and 70.4% of their PNTE shares converted into TSFG common stock. Shareholders who made no election will have approximately 43.9% of their shares converted into cash and approximately 56.1% of their PNTE shares converted into TSFG common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

May 17, 2005	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel

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